SCHEDULE 14C

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]     Preliminary information statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[ ]     Definitive information statement

                        REALITY WIRELESS NETWORKS, INC.
                                     F/K/A
                          DICOM IMAGING SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5 (g) and 0-11

(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0- 11 (set forth
         the amount on which the filing fee is calculated and state how it was determined):
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(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
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(4)      Date Filed:





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                         REALITY WIRELESS NETWORKS, INC.
                                      F/K/A
                           DICOM IMAGING SYSTEMS, INC.
                        4106 Factoria Blvd. SE, Suite 214
                           Bellevue, Washington 98006
                                 (408) 379-1716

                        ---------------------------------
                              INFORMATION STATEMENT
                        ---------------------------------

         This information statement is being mailed on or about February ___, 2002 to holders of record as of November 21, 2001 (the "Record Date") of shares of common stock, par value $0.001 per share, of Reality Wireless Networks, Inc., a Nevada corporation, formerly known as Dicom Imaging Systems, Inc. (the "Company") in connection with:

         (i) the adoption of a Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company; Reality Networks, Inc., a Delaware corporation ("Reality Networks"); the shareholders of common stock of Reality Networks; Torchmark Holdings Ltd., a Turks and Caicos Islands corporation ("Torchmark"); and certain affiliates of Torchmark, including Gannett International Ltd., a Turks and Caicos Islands corporation ("Gannett"); Lexicon International Ltd., a Turks and Caicos Islands corporation ("Lexicon"); and Santa Fe Pacific Holdings Ltd, a Turks and Caicos Islands corporation ("Santa Fe");

         (ii) the appointment of three new directors to the Company's board of directors;

         (iii) an amendment to the Company's Articles of Incorporation changing the name of the Company to "Reality Wireless Networks, Inc.";

         (iv) a 1-for-27 reverse stock split of all shares of the Company's issued and outstanding common stock; and

         (v) the adoption of the Reality Networks 2001 Stock Option Plan (the "Plan").

         On November 20, 2001, the Company's board of directors recommended that the stockholders approve the (i) Share Exchange Agreement and the transactions contemplated thereby (the "Share Exchange"), (ii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iii) 1-for-27 reverse stock split, and (iv) adoption of the Plan. On November 21, 2001, Torchmark, the holder of a majority of the outstanding shares of common stock approved, by written consent, the (i) appointment of the new directors, (ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, and (v) adoption of the Plan. Approval by the board of directors and by the holders of a majority of the outstanding voting securities is adequate under Nevada law to effect the foregoing proposals.

         The details of the Share Exchange Agreement are set forth in this information statement. In summary, the Share Exchange contemplates that:

o Immediately prior to or shortly after the closing of the Share Exchange, the Company will file an amendment to the Company's Articles of Incorporation changing the name of the Company to "Reality Wireless Networks, Inc.". This requirement has been met as on December 7, 2001, the Company filed with the Nevada Secretary of State an amendment the Company's Articles of Incorporation changing the Company's name from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc."
o Immediately prior to the closing of the Share Exchange, the Company will effect a reverse stock split so that not more than 1,000,000 shares of common stock of the Company are issued and outstanding. This requirement has been met as on December 19, 2001, the Company effected the 1-for-27 reverse stock split.
o At the closing of the Share Exchange Agreement, the holders of shares of Reality Networks common stock will exchange their respective shares for shares of common stock of the Company on a one-to-one basis.

o At the closing of the Share Exchange, it is contemplated that all the shareholders of Reality Networks will be issued an aggregate of approximately 8,000,000 shares of the Company's common stock, so that they would own approximately 89% of the Company's issued and outstanding shares calculated on a post-closing basis.
o At the closing of the Share Exchange, it is contemplated that the shareholders of Reality Networks will offer and sell all of their approximately 8,000,000 shares of the common stock of Reality Networks to the Company, so that Reality Networks will be a wholly-owned subsidiary of the Company.

         The Share Exchange will become effective upon the filing of Articles of Exchange of the Company with the Nevada Secretary of State, which filing will not occur earlier than 20 calendar days from the date of this information statement (the "Effective Date"). The adoption of the Plan will become effective on upon closing of the Share Exchange. Please note, however, that the Articles of Exchange will be filed at such time as is determined by the board of directors, in its sole discretion, and that Nevada law permits the board of directors to abandon the filing of the Articles of Exchange without further action by the stockholders of the Company.

         Stockholders have no right under Nevada law or the Company's Articles of Incorporation to dissent from the amendment to the Articles of Incorporation to change the Company's name or the adoption of the Plan. However, Sections 92A.300 to 92A.500 of the Nevada Revised Statutes ("NRS") give stockholders who have not consented to the Share Exchange the right to be paid in cash the fair value of their shares of common stock of the Company as determined by the board of directors of the Company. In order to receive cash payment for their shares of common stock of the Company a dissenting shareholder must comply with the procedures specified by Section 92A.300 to 92A.500 of the NRS. See "Rights of Dissenting Shareholders" below.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company is required to file annual, quarterly and other information with the Securities and Exchange Commission ("SEC"). Reality Networks is a privately held company and, prior to the date of this document, has not filed reports or other information with the SEC. You may read and copy any document the Company has filed with the S EC at the Public Reference Room of the Securities and Exchange Commission, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington D.C. 20549, and the regional offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the SEC at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC's web site is www.sec.gov.

         Documents are also available from us without charge and may be obtained by a request in writing or by telephone at the following address and/or telephone number: Reality Wireless Networks, Inc., 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, telephone number (408) 379-1716.

         You should rely on the information contained in this document. No one has been authorized to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than January 31, 2002, and the mailing of this document to the Company's shareholders shall not create any implication to the contrary.

                                  RISK FACTORS

         You should carefully consider the risks described below as well as other information provided to you in this information statement, including information in the section of this information statement entitled "Information Regarding Forward-Looking Statements." The risks and uncertainties described below are not the only ones facing The Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company's independent or combined business operations. If any of the following risks actually occur, the Company's
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businesses, financial condition or results of operations could be materially adversely affected, the value of the Company's common stock could decline, and you may lose all or part of your investment.

As a result of the Share Exchange, the Company's business will change significantly, and there can be no assurance that the combined company will be able to grow its business as anticipated following these transactions.

         The asset base, including intellectual property, of the combined company following the Share Exchange will have changed significantly from that of the Company prior to the transactions contemplated by the Share Exchange. In addition, in connection with the Share Exchange, the combined company's name has changed from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc.", and the combined company will be required to invest substantial resources in developing and marketing services currently provided only by Reality Networks. There can be no assurance that, following the Share Exchange the combined company will be able to grow its business as anticipated, and the failure to do so would have a material adverse effect upon the operating results and financial condition of the combined company.

The consideration to be received by the Company in connection with the Share Exchange will not be adjusted as a result of any variations in the market price of the Company's common stock.

         Because the number of shares of common stock of the Company to be paid to shareholders of Reality Networks in connection with the Share Exchange is fixed, the value of the consideration to be received by the Company in connection with the issuance of the Company's common stock will depend on the trading price of the Company common stock at and following the closing of the Share Exchange. The stock price has decreased considerably since early after the Company became a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to continuing volatility. If the trading price of the Company's common stock decreases at or following the closing, the consideration to be received by the Company will similarly decrease.

         The integration of the operations of the Company and Reality Networks following the Share Exchange will present significant challenges, and the Company may not be able to realize the benefits anticipated from the Share Exchange.

         If the Share Exchange is completed, the Company will face significant challenges in integrating the organizations, operations, technologies, product lines and services of both companies, in closing down its Bellevue-based operations, and in integrating key personnel and strategic partnerships. Cost efficiencies, revenue growth, technological development and other synergistic benefits may not materialize. The failure to integrate the operations of the Company and Reality Networks successfully or to manage the challenges presented by the integration process efficiently could have a material adverse effect upon the business, operating results and financial condition of the combined company.

The combined company will need additional financing, and if it cannot secure such financing, there would be substantial doubt as to the combined company's ability to continue as a going concern.

         The combined company's capital requirements will continue to be significant under its business plan. The parties believe that the combined company's existing funds are expected to be sufficient to meet its cash requirements through March 31, 2002. Beyond that period, the combined company will require additional funds in order to meet its strategic business objectives and remain competitive. This capital may not be available on acceptable terms, if at all. The report issued by the Company's independent auditors in connection with its financial statements included elsewhere in this information statement lists factors that raise substantial doubt about the Company's ability to continue as a going concern, factors that will continue for the combined company following the closing of the Share Exchange. Moreover, if the combined company cannot obtain sufficient funds, it may not be able to grow its operations, make technological developments or compete effectively, and there would be a substantial doubt as to the combined company's ability to continue as a going concern.

The consideration to be received by Reality Networks shareholders in connection with the Share Exchange will not be adjusted as a result of any variations in the market price of the Company's common stock.

         Because the number of shares of the Company's common stock issuable under the Share Exchange is fixed, the value of the consideration to be received
                                       3
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by Reality Networks shareholders in connection with the Share Exchange will depend on the trading price of the Company's common stock at and following the closing of the Share Exchange, which is subject to substantial volatility. If the trading price of the combined company's common stock increases at or following the closing, the consideration to be received by Reality Networks shareholders will similarly increase.

Each of the Company and Reality Networks has a history of losses and expects to incur losses in the future, and the combined company may never achieve profitability.

         As of September 30, 2001, the Company had an accumulated deficit of approximately $455,289. Since inception, Reality Networks has not generated any significant revenues and had a loss from operations of $165,172 for the period ended September 30, 2001. If the Share Exchange is completed, the Company expects that the combined company's losses will increase significantly because of additional costs and expenses related to:

o       an increase in the number of employees;
o       an increase in sales and marketing activities;
o       additional facilities and infrastructure; and
o       assimilation of operations and personnel.

The parties therefore expect that the combined company will continue to incur net losses for at least the next year or longer following the Share Exchange. As a result, the combined company will need to generate significant revenues to achieve and maintain profitability. The business strategy of the combined company may not be successful, and it cannot predict when, or if, it will become profitable. If the combined company achieves profitability, it may not be able to sustain it.

If the Company cannot effectively manage its growth following the Share Exchange, its ability to attract, serve and retain customers could suffer.

         To manage the expected growth of operations and personnel following the Share Exchange, the combined company will need to improve existing and implement new systems, procedures and controls. In addition, the combined company will need to expand, train and manage an increasing employee base and expand its finance, administrative and operations staff. If the combined company is unable to manage its growth effectively or experiences disruptions during expansion, its business will suffer and its financial condition and results of operations will be adversely affected.

If the Company and Reality Networks are unable to maintain and develop their strategic relationships following the Share Exchange, the business of the combined company would be harmed.

         There can be no assurance that the relationships of the Company and Reality Networks with their respective customers, vendors or other strategic partners prior to the Share Exchange will continue following the closing of the Share Exchange or that potential customers, vendors or other strategic partners will desire to do business with the combined company following the Share Exchange. Any loss of or adverse change in the relationship of the Company or Reality Networks with their respective customers, vendors or other strategic partners could have an adverse effect on the business of the combined company following the Share Exchange.

Reality Networks shareholders will own a significant number of shares of the common stock of the Company following the Share Exchange, which could delay or prevent a change in control of the combined company.

         Upon completion of the Share Exchange, Reality Networks shareholders will own approximately 89% of the outstanding shares of the combined company's common stock. These shareholders will be able to exercise influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control of the combined company and could affect the market price of the combined company's common stock. In addition, the interests of those holding this concentrated ownership may not always coincide with the combined company's interests or the interests of other shareholders.

The success of the combined company following the Share Exchange will depend on the ability to attract and retain qualified personnel, and the failure to do so would harm the business of the combined company following the Share Exchange.

         The future success of the combined company will depend on its ability to attract, retain and motivate highly skilled technical, managerial, marketing and customer service personnel. Competition for qualified personnel is intense, particularly in the Internet service provider and high technology industries. As a result, the combined company may be unable to successfully attract, assimilate or retain qualified personnel. Further, the combined company may be unable to retain the employees currently employed by the Company and Reality Networks or attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm the combined company's business, financial condition and results of operations.

         Upon the closing of the Share Exchange, Rick Ramirez will become the Vice President, Business Development and Brent Haines will become Chief Technology Officer of the combined company. The combined company's business will be largely dependent on the personal efforts and abilities of these and other senior management. However, any of the combined company's officers or employees will be able to terminate their employment relationship with the combined company at any time. The loss of these key employees or the combined company's inability to attract or retain other qualified management personnel could have a material adverse effect on the combined company's results of operations and financial condition.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This information statement contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future business success or financial results. Forward-looking statements often use words like "believe", "expect", "intend", "anticipate" or similar words. The forward-looking statements include, but are not limited to, statements as to expectations regarding:

o       the benefits to be achieved as a result of the Share Exchange;
o       the integration of Reality Networks with and into the Company;
o       future revenue opportunities;
o future expense levels (including research and development, selling, general and administrative expenses, and legal expenses);
o       expansion of marketing and sales forces;
o       investment in new product development and enhancements; and
o       expansion into new markets.

The Company's actual results could differ materially from those anticipated, expressly or implicitly, in these forward-looking statements as a result of many factors, including those set forth in "Risk Factors" and elsewhere in this document. The Company believes that it is important to communicate its expectations to its shareholders. However, there may be events in the future that the Company is not able to predict accurately or over which the Company has no control. You should be aware that the occurrence of the events described in "Risk Factors" and elsewhere in this document could materially and adversely affect the business, financial condition and operating results of the Company and/or the combined company. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                  THE COMPANIES
The Company

         The Company was incorporated in the state of Nevada on March 17, 1999 and has been subject to the reporting requirements of the Exchange Act since August 1999. Prior to the transactions contemplated by this information statement, the Company had designed, developed, marketed, and supported digital imaging software for the dental industry. The Company designed and developed its software products specifically for the use of dentists with a user-friendly interface that integrated with a variety of hardware image-capture devices, including digital cameras, intra-oral cameras, scanners digital x-ray devices and video microscopes.

         Pursuant to that certain Software Purchase Agreement effective July 3, 2001, by and between the Company and Torchmark, the Company purchased certain image archiving, retrieval and enhancement software containing the source code and object code to certain of the Company's software products, including ImagExplorer, ImagEditor, Whitener, Simulator, ImagExplorer Pro, ImagEditor Pro, and Smile Library (collectively, the "Intellectual Property") in exchange for 5,032,653 shares of common stock of the Company.
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         On September 4, 2001, pursuant to the terms that certain Security
Agreement (the "Security Agreement") dated July 3, 2001 by and between the Company and Torchmark, the Company to assigned and delivered to Torchmark substantially all of the Company's assets, including but not limited to the Intellectual Property, and any and all certificates of title and other documents relating thereto. The assignment to Torchmark effectively ended the Company's dental imaging software business, and the Company search for, explored and evaluated strategic alternatives for the Company, including, but not limited to, a merger, share exchange or other comparable transaction with a company seeking to become listed on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"), the primary market on which the Company's common stock was then, and continues to be, traded. As a result of that search, exploration and evaluation, on November 7, 2001, the Company, Reality Networks and the Reality Networks Shareholders, among others, entered into the Share Exchange Agreement.

         The Company's common stock trades on the OTC BB under the ticker symbol "RWNI." The Company's principal executive offices are located at 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, and its telephone number is
(408) 379-1716. Assuming the closing of the Share Exchange, the Company will close its Bellevue-based operations and the principal executive offices of the combined company will be located in Reality Networks' current principal executive offices.

Reality Networks

         Reality Networks was incorporated in the state of Delaware on August 28, 2001. On September 30, 2001, it acquired substantially all of the assets of Reality Networks, Inc., a California corporation, which assets now comprise substantially all of the assets of Reality Networks.
Reality Networks' Service

         Reality Networks is a service provider of fixed, wireless, high-speed, broadband Internet access to principally residential homes and small businesses. Reality Networks provides this service as an alternative to digital subscriber line ("DSL") or cable Internet access service. The Institute of Electrical and Electronics Engineers ("IEEE") "802.11a" and "802.11b" radio frequencies, on which no license is required for a broadcaster, such as Reality Networks, to broadcast, is the medium by which Reality Networks provides its service. Reality Networks provides its service primarily in geographical areas of northern California where DSL and cable services are not available. Reality Networks intends to expand its service to geographical areas outside of northern California.

         Reality Networks offers its service to its residential home customers with choices of 256k, 384k, 784k speeds, or a full trunk line telephone standard ("T-1") service at the Internet access speed rate of 1.5Mbps. Reality Networks offers the service to its small business customers, but with additional, appropriate bandwidth allocation as required for a particular network of users at a particular small business office.

How the Technology Reality Networks Uses Works

         Reality Wireless Networks offers its Internet access service via wireless networking technologies that utilize the unlicensed 2.4 GHz ISM and 5 GHz UNII spectrum bands.

         Reality Networks considers interoperability a significant factor in choosing a wireless technology. Reality Networks' primary service deployment uses components that comply with the IEEE 802.11a and IEEE 802.11b standards for Reality Networks' wireless networks. All of Reality Networks' wireless equipment uses the 802.11b DSSS protocol to deliver data at rates that approach 11 Mbps.

         The following diagram is an illustration of how Reality Wireless deploys the IEEE 802.11a and IEEE 802.11b standards:

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                                                            Market 1
                                   ---------- nc---------------n
                                  |                            |
                                  |                            |
                                  |                     |--------------|
                                  |                     c    c    c    c
Reality Wireless                  |
Networks NOC                      |                         Market 2
        |----------- mnc-------Internet------ nc---------------n
        |                         |
-------------------               |                            |
|       |         |               |                            |
s       s         s               |                     |--------------|
                                  |                     c    c    c    c
                                  |
                                  |                          Market n
                                   ---------- nc---------------n
                                                               |
                                                               |
                                                        |--------------|
                                                        c    c    c    c

                       NOC-to-Market Network Architecture
                       ----------------------------------

         Notes: Each market has its own dedicated backhaul solution from a provider that is selected when the market is opened. The market networks have the following components as illustrated in figure x:

         N - Node: A node for a given market is the primary network broadcast tower. There may be several subnodes (relays) in a given market network, but never more than one node. A node consists of a backhaul Internet connection, a broadcast antenna array and node controller.

         NC - Node Controller: A node controller is a key server that allows for management, control and monitoring of a particular node from the Reality Networks Network Operations Center (NOC).

         C - Customer Premises Equipment (CPE): The CPE is the endpoint for the network. Each customer has its Internet connectivity through its wireless connection to the node (or one of the subnodes). This equipment can be monitored and managed from the Reality Networks NOC, which is the location for several key central components to Reality Networks' service.

         MNC - Master Node Controller: The master node controller is a central server that manages and monitors a group of nodes via their node controllers. This server allows for the Reality Networks central network management and customer care staff to monitor and view customer and node connection characteristics.

         S - Central Services: Central services are content and service oriented product components such as email, domain services and web hosting.

         Reality Networks deploys its nodes in a tight point-to-multipoint architecture that provides dense coverage of a target market. This coverage density requires that Reality Networks' nodes and subnodes reside within the target market and not on a tower outside that market. Reality Networks typically locates its primary node at point that has great line of site to the community. Then Reality Networks deploy one-hop, two-radio relays at select customer locations to guarantee coverage of the entire market.

Current and Expected Pricing and Anticipated Competition

         Reality Networks offers is Internet access service for a required setup price of $299 and a $70 monthly service fee, at a connection speed of 256 Kbps. This is designed to compete favorably with similar products and provide a return on investment that falls within 12 months. Reality Networks believes that this product competes with a national average of approximately $50 per month for cable service and approximately $129 per month for IDSL, an enhanced type of DSL service. Reality Networks intends that its target markets will be geographical areas where cable and DSL services are not available.
                                       7
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         There can be no assurance that Reality Networks' will be able to effectively compete against cable, satellite, DSL service providers, and other business' which use the same technology that Reality Networks' uses, if and when such competitors enter Reality Networks' target markets.

Anticipated Sales and Marketing Strategies

         Reality Networks intends to engage in the following marketing activities to market and sell its wireless broadband products:

o       Conduct market surveys in anticipated key traffic areas.
o       Set up marketing booths at community centers and commerce centers.
o Form affiliations with homeowners associations, realty offices, and community organizations.
o       Distribute flyers and door hangers to residences and small businesses.
o       Conduct direct advertising mail campaigns.
o       Enter into resale agreements with local retail outlets.
o Advertise in community newspapers and at community activities and events.

Employees

         As of January 30, 2002, Reality Networks had 10 full-time and 1 part-time employees. None of Reality Networks' employees is represented by a labor union.

Location of Executive Offices

         Reality Networks' principal executive offices are located at 120 W. Campbell Ave., Suite E, Campbell, California 95008, and its telephone and fax numbers are (408) 379-3822 and (408) 379-3086, respectively.

Market for Common Equity and Related Stockholder Matters

         Reality Networks' common equity is not traded on a public market. Reality Networks has seven shareholders of record. Reality Networks has never declared or paid a cash dividend.

                          THE ELECTION OF NEW DIRECTORS

         On November 21, 2001, Torchmark, the holder of a majority of the outstanding shares of common stock of the Company approved, by written consent, the appointment of John Eltringham as a member of the board of directors. Mr. Eltringham consented to appointment as a director on November 21, 2001. On November 21, 2001, Torchmark also consented to the appointment of Rick Ramirez and Brent Haines, currently members of the Board of Directors and officers of Reality Networks, to the board of directors of the Company, contingent on and subject to consummation of the Share Exchange.

         John Eltringham, 30, received his undergraduate degree in Business Administration with an emphasis in Finance, cum laude, from Washington State University in 1994. In 1997, Mr. Eltringham received his Juris Doctor from Seattle University. From 1997 to 2001, Mr. Eltringham worked on several complex litigation matters, including intellectual property, antitrust, mergers and acquisitions, and trademark and patent infringement.

         Rick Ramirez, 44, is currently a director and the Secretary of Reality Networks. He is the former Chief Executive Officer and President of OnRadio.com, where he served from 1995 to 2000. Additionally, Mr. Ramirez owned and operated several radio stations in northern California from 1987 to 1995. In connection with his radio experience, he has been involved in the merger, acquisition, operation and turn-around of several radio stations. Mr. Ramirez attended the University of Santa Clara from 1975 to 1979, where he majored in Finance.

         Brent Haines, 34, currently a director and the Chief Technology Officer for Reality Networks, received his Bachelors Degree in Applied Mathematics From the University of Wisconsin in 1989. From 1990 to 1996, Mr. Haines worked as a Software Engineer and Engineering Manager for several software companies. In 1996 he founded and served as Chief Executive Officer for Grendelnet, an Internet service provider that specialized in software and network design services. He was acting Vice President of Engineering for Harvest Technologies in 1997 and 1998, Lead Architect for Healtheon/WebMD in 1999 and 2000, and Vice President of Engineering for Andalay, from 2000 to 2001.

         The Company does not have any standing audit, nominating, or compensation committees of the board of directors, or committees performing similar functions.

                    THE NAME CHANGE AND TICKER SYMBOL CHANGE

         On December 7, 2001 the Company filed with the Nevada Secretary of State an amendment to the Company's Articles of Incorporation changing the Company's name from "Dicom Imaging Systems, Inc." to "Reality Wireless Networks, Inc." (the "Name Change"). On November 20, 2001 the Company's board of directors, and on November 21, 2001 Torchmark, the holder of a majority of the outstanding shares of common stock, approved the Name Change. The Name Change took effect on the Over-the-Counter Bulletin Board (the "OTC BB"), the primary market on which the Company's securities are listed for trading, at the opening of business, on December 19, 2001. Additionally, on December 19, 2001, the Company's ticker symbol changed from "DCIM" to "RWNI."

         The Company's new name, "Reality Wireless Networks, Inc.", is not to be confused with "Reality Networks, Inc.", a Delaware corporation and a party to the Share Exchange Agreement. The purpose of the name change was to convey more clearly a sense of the Company's new business, that of Reality Networks, on the Effective Date, assuming consummation of the Share Exchange.

                             THE REVERSE STOCK SPLIT

         On November 20, 2001, the Company's board of directors recommended that the stockholders approve a 1-for-27 reverse stock split (the "Reverse Split") of the Company's then issued and outstanding common stock (the "Old Common"). On November 21, 2001, Torchmark, the holder of the majority of the outstanding shares of common stock, approved the Reverse Split. The Reverse Split became effective at the opening of business on December 19, 2001 (the "Effective Reverse Split Date").

         Pursuant to the Reverse Split, each 27 shares of Old Common outstanding at the close of business on December 18, 2001 (the record date of the Reverse Split) became reclassified as, and exchanged for, one share of newly issued common stock, par value $0.01 per share ("New Common").

         The Reverse Split does not materially affect the proportionate equity interest in the Company of any holder of Old Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, all shares of common stock underlying various convertible securities of the Company and their respective exercise prices per share, have been proportionately adjusted.

         As of December 18, 2001, there were 26,632,653 shares of common stock of the Company outstanding. Each share of common stock entitles its holder to one vote. The direct result of the Reverse Split was to decrease the number of issued and outstanding shares of common stock from 26,632,653 shares of Old Common to approximately 986,519 shares of New Common. The existing 986,519 shares of New Common will likely to increase in number, but not to more than 1,000,000 shares of New Common, as stockholders who hold fractional shares as a result of the Reverse Split have such shares rounded up to the nearest whole shares any fractions of shares that those stockholders would otherwise receive in the Reverse Split. The New Common issued pursuant to the Reverse Split are fully paid and non-assessable. All shares of New Common have the same par value, voting rights and other rights as shares of Old Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of common stock which may be issued.

         The primary reason for the Reverse Split was to decrease the public float of the Company's common stock, which the Company believes will, in turn, increase the liquidity of the Company's common stock. Prior to the Effective Reverse Split Date, the Company had a relatively large number of shares of common stock outstanding in light of its then current capitalization structure. As a result, the Company believed that the price for a share of its common stock was lower than it would eventually be if it reduced the number of shares of its common stock that are outstanding. Although there can be no assurance that the price per share of the Company's common stock will increase following the contemplated reverse stock split, or that any increase in the price will be proportional to the decrease in outstanding shares, any increase in the Company's common stock price may increase the liquidity of the Company's common stock because the Company believes that an increase in its stock price will increase demand for its common stock. Prior to the Effective Reverse Split Date, the price of the Company's common stock was at a level that may have caused potential investors to view an investment in the Company as unduly speculative. Therefore, any increase in the price for the Company's common stock may make shares of the Company's common stock more attractive to potential investors who associate higher stock prices with stability.

         Any increase in liquidity may make it easier for the Company to conduct future equity offerings and to issue shares of the Company's common stock in connection with acquisitions, as potential investors and acquisition candidates may be more favorably inclined to acquire securities for which there is an active trading market.

         The Reverse Split occurred on the Effective Reverse Split Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Old Common are actually surrendered by each holder thereof (if such holder chooses to do so) for certificates representing the number of shares of the New Common that the stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Reverse Split Date, certificates representing shares of Old Common were be deemed to represent approximately one twenty-seventh of the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for transfer or exchange with the Company's transfer agent, Pacific Stock Transfer Company. Pacific Stock Transfer Company's address is: 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

         No fractional shares of New Common were issued and, in lieu thereof, the Company has rounded up to the nearest whole share any fraction of a share that any stockholder otherwise received in the Reverse Split.

         Certificates representing shares of Old Common retained by stockholders are deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders who, nevertheless, want new certificates representing shares of New Common may tender their share certificates to the Company's transfer agent for exchange. Certificates representing shares of Old Common surrendered to the Company's transfer agent will be replaced by certificates representing shares of New Common as soon as practicable after such surrender.

         Certificates representing shares of Old Common that contain a restrictive legend and are a tendered to the Company's transfer agent for exchange will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Old Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Old Common, for the purposes of determining the term of the restrictive period applicable to the New Common.

         The receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, the basis of the Old Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Old Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for shares of Old Common will be included in the holding period for the New Common received as a result of the Reverse Split.

THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

                               THE SHARE EXCHANGE

      On November 20, 2001 the Company's board of directors, and on November 21, 2001 Torchmark, the holder of a majority of the outstanding shares of common stock, approved the Share Exchange. At the closing of the Share Exchange, the holders of shares of Reality Networks common stock will exchange their respective shares for shares of common stock of the Company on a one-to-one basis.

      Pursuant to the terms of the Share Exchange Agreement, it is contemplated that all the shareholders of Reality Networks will be issued an aggregate of approximately 8,000,000 shares of the Company's common stock, so that they would own approximately 89% of the Company's issued and outstanding shares, calculated on a post-closing basis. The current shareholders of the Company would own approximately 986,519 shares of the Company's common stock, or approximately 11% of the issued and outstanding shares, calculated on a post-closing basis. Additionally, at the closing of the Share Exchange, it is contemplated that Reality Networks will be a wholly-owned subsidiary of the Company.

         The Share Exchange will become effective upon the filing of Articles of Exchange of the Company with the Nevada Secretary of State, which filing will not occur earlier than 20 calendar days from the date of this information statement (the "Effective Date"). The Articles of Exchange will be filed at such time as is determined by the board of directors, in its sole discretion. Additionally, Nevada law permits the Board to abandon the filing of the Articles of Exchange without further action by the stockholders of the Company.

                        CHANGE IN CONTROL OF THE COMPANY

         Giving effect to the transactions contemplated by the Share Exchange, the Company's current shareholders will own, on a fully diluted basis, approximately 11%, and the current shareholders of Reality Networks shall own approximately 89%, of the issued and outstanding voting securities of the Company. The current shareholders of the Company will own an aggregate of approximately 986,519 shares of common stock of the Company and the current shareholders of Reality shall own an aggregate of approximately 8,000,000 shares of common stock of the Company.

     SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL SHAREHOLDERS
                       BEFORE AND AFTER THE SHARE EXCHANGE

BEFORE THE SHARE EXCHANGE

The following table sets forth certain information concerning the number of shares of the Company's common stock owned beneficially as of December 21, 2001 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of the Company's voting securities, (ii) each of the Company's directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares            51%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands

Common Stock               Directors and Officers             -0-                       0%
                           As a Group (No Persons)
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 986,519 shares of the Company's common stock issued and outstanding as of December 21, 2001.

(2) Gannett, Lexicon and Santa Fe have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounts to approximately 54% of the issued and outstanding common stock on December 21, 2001.

AFTER THE SHARE EXCHANGE

         The following table sets forth certain information concerning the number of shares of our common stock, options, warrants or other securities, on, on a fully-diluted basis, assuming consummation of the Share Exchange, owned beneficially as of the Effective Date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of the Company's voting securities, (ii) each of the Company's directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

-------------------------------------------------------------------------------------------------------
                           Name and address                   Number of Shares          Percentage of
Title of class             of beneficial owner                of Common Stock           Common Stock(1)
-------------------------------------------------------------------------------------------------------
Common Stock               Torchmark Holdings Ltd. (2)        503,061 Shares            5%
                           PO Box 290, Caribbean Place
                           Leeward Highway
                           Providenciales
                           Turks & Caicos Islands

Common Stock               Rick Ramirez                       3,738,000 Shares          41%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008

Common Stock               Brent Haines                       3,738,000 Shares          41%
                           120 W. Campbell Ave., Suite E
                           Campbell, California 95008
-------------------------------------------------------------------------------------------------------

(1) Based on a total of 8,986,519 shares of the Company's common stock issued and outstanding as of the Effective Date. All options, warrants or other securities of the Company convertible into common stock, whether authorized and unissued or issued and outstanding, upon issuance and/or conversion, represent approximately less than 1% of the shares of the Company's common stock outstanding on a fully-diluted basis, assuming consummation of the Share Exchange.

(2) Gannett, Lexicon and Santa Fe have each agreed to vote the same as any vote by Torchmark at any meeting of the shareholders of the Company; the shared voting power by and among these entities is approximately 532,961 shares of common stock, which amounts to approximately 6% of the issued and outstanding common stock.
--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the Company's highest paid officers and directors for our fiscal year ended December 31, 2001. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

------------------------------------------------------------------------------------------------------------------------------
                                                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation             Long-Term Compensation
                                    -----------------------------        ----------------------------
                                                                         Awards                             Pay-Outs
                                                                         ----------------------------       --------
                                                       Other                               Securities
                                                       Annual            Restricted        Under-                       All
Name and                                               Compen-           Stock             lying                        Other
Principal                           Salary    Bonus    sation            Award(s)          Options/         LTIP        Compen-
Position                   Year       ($)      ($)       ($)               ($)             SARs (#)         Payouts($)  sation
------------------------------------------------------------------------------------------------------------------------------

John R.                    2002         -0-     -0-     $2,500           $10,833            -0-              -0-        -0-
Eltringham; (1), (2)       2001         -0-     -0-        -0-           $ 6,667            -0-              -0-        -0-
Chief Executive            2000         -0-     -0-        -0-               -0-            -0-              -0-        -0-

Officer, President,
Secretary, Treasurer
and Director
Dr. David                  2001     $68,390     -0-        -0-               -0-            -0-              -0-        -0-
Gane; (3)                  2000     $76,700     -0-        -0-               -0-            -0-              -0-        -0-
Chief Executive            1999     $54,000     -0-        -0-               -0-      2,999,997              -0-        -0-
Officer, President,
Secretary, Treasurer
and Director
Wayne Rees; (4)            2001     $49,860     -0-        -0-               -0-            -0-              -0-        -0-
Vice President,            2000     $73,603     -0-        -0-               -0-            -0-              -0-        -0-
Sales; and Director        1999     $61,806     -0-        -0-               -0-      2,999,997              -0-        -0-
Todd Rees; (5)             2001     $41,891     -0-        -0-               -0-            -0-              -0-        -0-
Vice President,            2000     $61,806     -0-        -0-               -0-            -0-              -0-        -0-
Customer Support;          1999     $48,880     -0-        -0-               -0-      2,999,997              -0-        -0-
and Director
Donald Williams; (6)       2001     $49,860     -0-        -0-               -0-            -0-              -0-        -0-
President, Chief           2000     $72,712     -0-        -0-               -0-            -0-              -0-        -0-
Operating Officer          1999     $   -0-     -0-        -0-               -0-            -0-              -0-        -0-
------------------------------------------------------------------------------------------------------------------------------

Notes:
     (1) Mr. Eltringham was appointed as a director on November 21, 2001, and as chief executive officer, president, secretary and treasurer on November 21, 2001.

     (2) Mr. Eltringham is expected to complete his term as a director and an officer of the Company on March 21, 2002.

     (3) Dr. Gane resigned his positions as a director and an officer of the Company on November 21, 2001, at which time all outstanding options of Dr. Gane to purchase common stock either expired or were cancelled.
     (4) Mr. W. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. W. Rees to purchase common stock either expired or were cancelled.
     (5) Mr. T. Rees resigned his positions as a director and an officer of the Company on September 4, 2001, at which time all outstanding options of Mr. T. Rees to purchase common stock either expired or were cancelled.
      (6) Mr. Williams resigned his position as an officer of the Company on March 2, 2001, at which time Dr. Gane became President.

     In addition to their base salaries, the above-noted officers and directors, with the exception of Mr. Eltringham, received employee benefits such as health, accident, life, and long-term disability insurance coverage.

     Until Mr. Eltringham was elected to the board of directors, the Company paid a minimal monetary compensation to its outside directors, but did not and currently does not compensate its directors for attendance at meetings. The Company reimburses its directors for reasonable expenses incurred during the course of their performance.

     During the most recently completed financial year ended December 31, 2000, and for the fiscal year ended December 31, 2001, the Company did not have a pension plan for its directors, officers or employees.

     On March 17, 1999, Dicom granted options to each of David Gane, Wayne Rees and Todd Rees to purchase 2,999,997 shares of common stock at $0.11 per share through March 17, 2005, this exercise price having been restated to take into account the two three-for-one stock splits that occurred on December 22, 1999 and April 5, 2000, respectively. All shares of common stock acquired upon exercise of all options were subject to a 180-day lock up provision before they could have been resold. The options were to expire 5 years from the grant date, but have since either expired or been cancelled.

     No stock options were granted to any of the Company's directors and officers during the Company's most recent fiscal year ended December 31, 2000, and the Company does not expect to grant and options to the Company's directors or officers for the period ending December 31, 2001. Additionally, none of the Company's officers, directors or employees exercised options during the financial year ended December 31, 2000, and are not anticipated to exercise any options for the year ended December 31, 2001.

     The Company's officers and directors do not hold any options to purchase shares of the Company's common stock.

            ADOPTION OF REALITY NETWORKS, INC. 2001 STOCK OPTION PLAN
General

         The board of directors and Torchmark, the holder of a majority of the outstanding share of common stock of the Company, have adopted and approved Reality Networks 2001 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable the Company to offer its officers, directors, employees, consultants and advisors to receive performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of 1,000,000 shares of common stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

Administration

         The Plan will be administered by the board of directors or a committee appointed by the board of directors (the "Administrator"). The Administrator, subject to the terms and conditions of the Plan, has authority to: (i) select the persons to whom options and Stock Rights are to be granted; (ii) determine the number of shares of common stock to be covered by each option and Stock Right granted; (iii) approve forms of option agreements for use under the Plan;
(iv) determine the terms and conditions of any option or Stock Right; (v) reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted; (vi) institute an option exchange program; (vii) interpret the Plan and awards granted under the Plan; (vii) prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (viii) modify or amend each option or Stock Right issued; (ix) slow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld; (x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and (xi) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options

         Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company.

Terms and Conditions of Options

         Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

         (i) Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the common stock on the date of grant.

         (ii) Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

         (iii) Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

         (iv) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

         (v) Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

         (vi) Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.

         (vii) Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

         (viii) Value Limitation. If the aggregate fair market value of all shares of common stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.

         (ix) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

         (x) Stock Rights. A Stock Right may award the recipient common stock or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right will be subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization

         In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company affected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a Share Exchange, sale or share exchange of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the Share Exchange transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan

         The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options

         Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:
(i) the fair market value of the shares at the date of the option exercise, or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

         Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

         The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None of the Company's directors or officers, nor any proposed nominee for election as one of the Company's directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Company's outstanding shares, nor any of the Company's promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of the Company's incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Any Company stockholder is entitled to be paid the fair value of its shares in accordance with Section 92A.300 to 92A.500 of the NRS if the stockholder dissents to the Share Exchange.

         Because the Share Exchange will be approved by the required vote of the Company's stockholders effective not earlier than twenty days from the mailing of this information statement, each holder of shares of the Company common stock who asserts dissenters' rights and who follows the procedures set forth in Chapter 92A of the NRS, will be entitled to have his or her shares of the Company common stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company common stock will be determined as of the day before the first announcement of the terms of the Share Exchange, excluding any appreciation or depreciation in consequence of the Share Exchange.

A holder who wishes to exercise dissenters' rights should deliver his or her written demand to John R. Eltringham, the Company's Chief Executive Officer, at the Company executive offices located at 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, ON OR BEFORE 10:00 A.M. PACIFIC DAYLIGHT TIME ON February __, 2002. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NRS.

         In accordance with the regulations promulgated under the Exchange Act, the authorization of the Share Exchange will not become effective until not earlier than twenty days after the Company has mailed this information statement to the stockholders of the Company. Therefore, within ten days of the effective date of such approval, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Share Exchange, and must (a) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) inform holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) supply a form for demanding payment; (d) set a date, not less than 30 nor more than 60 days after date notice is mailed, by which the Company must receive the demand for payment; and (e) send a full copy of NRS Sections 92A.300 through 92A.500.

         A stockholder of the Company wishing to exercise dissenters' rights must (a) demand payment; (b) certify whether he acquired beneficial ownership of the shares before November 21, 2001; and (c) deposit his certificates, if any, in accordance with the terms of the Dissenter's Notice.

         Within 30 days after receipt of a demand for payment, the Company shall pay each dissenter who complied with the requirements set forth in the Dissenter's Notice the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment). Payment must be accompanied by the Company's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any, along with statement of the Company's estimate of the fair value of the shares, an explanation how the interest was calculated, a statement of the dissenter's rights to demand payment under NRS Section 92A.480 and a copy of NRS Sections 92A.300 through 92A.500.

         Pursuant to NRS Section 92A.470, the Company may withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set in the dissenter's notice. If the Company withholds payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The offer shall contain a statement of its estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights pursuant to NRS Section 92A.480.

         A dissenter may notify the Company in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to NRS Section 92A.460, or reject the offer made pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due. A dissenter waives his right to demand payment unless he makes his demand in writing within 30 days after the Company has made or offered payment for his shares.

         If any demand for payment remains unsettled, the Company shall commence a proceeding within 60 days of the dissenter's demand with the district court in the County of Washoe, State of Nevada (location of registered office), petitioning the court to determine the fair value of the shares and accrued interest. All dissenters whose demands remain unsettled, whether or not residents of Nevada, shall be made parties to the court action and shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. If the Company does not so petition the court within this 60-day period, it shall pay all unsettled demands. Each dissenter who is party to the proceeding is entitled to a judgment

(a) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the Company; or (b) for the fair value, plus accrued interest, of his after- acquired shares for which the Company elected to withhold payment pursuant to NRS Section 92A.470. The court shall assess costs pursuant to NRS Section 92A.500.

         The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of the Company common stock. The NRS establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections, the full text of which is set out in an Exhibit to this Information Statement and consult his or her legal advisor.

THE COMPANY HAS RESERVED THE RIGHT TO ABANDON THE SHARE EXCHANGE IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS' RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

         The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of Share Exchange Agreement attached as an Exhibit to this information statement.

         COMMUNICATIONS WITH RESPECT TO DISSENTERS' RIGHTS SHOULD BE ADDRESSED TO THE COMPANY'S Chief Executive Officer, John R. Eltringham, at the Company's executive offices located at, 4106 Factoria Blvd. SE, Suite 214, Bellevue, Washington 98006, telephone number (408) 379-1716.

         Upon filing a notice of election to dissent, a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Company Stock pursuant to the NRS. If a shareholder loses his dissenters' rights, either by withdrawal of his demand, abandonment of the Share Exchange by the Company or otherwise, he or she will not have the right to receive a cash payment for his or her Company Stock and will be reinstated to all of his or her rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF NRS SECTIONS 92A.300 TO 92A.500 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

                     NO NOTICE REQUIREMENT UNDER NEVADA LAW

         All corporate action necessary under applicable Nevada law to effect the (i) appointment of the new directors, (ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, and (v) adoption of the Plan has been taken. The Nevada General Corporation Law does not require that any notice of the taking of corporate action without a meeting of shareholders to those shareholders who have not consented in writing to such action.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person that has any substantial interest in or opposition to, direct or indirect, by security holdings or otherwise, to the (i) appointment of the new directors,
(ii) Share Exchange, (iii) amendment to the Company's Articles of Incorporation to change the name of the Company to "Reality Wireless Networks, Inc.", (iv) 1-for-27 reverse stock split, or (v) adoption of the Plan, which is not shared by all other stockholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on the Company's review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2001 and during the current fiscal year, all filing requirements applicable to the Company's officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

                         INDEX TO FINANCIAL INFORMATION


                                                                                       Page
                                                                                       ----
DICOM IMAGING SYSTEMS INC. (NOW KNOWN AS REALITY WIRELESS NETWORKS, INC.)
FINANCIAL STATEMENTS
Independent Auditors' Report                                                            F-1
Balance Sheet                                                                           F-2
Statements of Operations                                                                F-3
Statements of Shareholders' Equity (Deficit)                                            F-4
Statements of Cash Flows                                                                F-5
Notes to Financial Statements                                                           F-6-F-16

DICOM IMAGING SYSTEMS INC. (NOW KNOWN AS REALITY WIRELESS NETWORKS, INC.)
INTERIM FINANCIAL STATEMENTS (UNAUDITED)
Condensed Consolidated Balance Sheet as of September 30, 2001 (unaudited)               F-17
Condensed Consolidated Statements of Operations for the three and nine months
ended September 30, 2001 and 2000 (unaudited)                                           F-18
Condensed Consolidated Statements of Cash Flows for the nine months ended
September 30, 2001 (unaudited)                                                          F-19
Notes to Condensed Consolidated Financial Statements (unaudited)                        F-20

REALITY NETWORKS, INC. FINANCIAL STATEMENTS
Independent Auditors' Report                                                            F-21
Balance Sheet                                                                           F-22
Statements of Operations                                                                F-23
Statements of Stockholders' Equity (Deficit)                                            F-24
Statements of Cash Flows                                                                F-25
Notes to Financial Statements                                                           F-26-F-31

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet                                    F-32
Unaudited Pro Forma Condensed Consolidated Statement of Operations                      F-33
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements                F-34

                           DICOM IMAGING SYSTEMS, INC.
                 (NOW KNOWN AS REALITY WIRELESS NETWORKS, INC.)
                              FINANCIAL STATEMENTS


Years ended December 31, 2000 and 1999

Independent Auditors' Report

The Board of Directors and Stockholders
Dicom Imaging Systems, Inc.

We have audited the consolidated balance sheets of Dicom Imaging Systems, Inc. as of December 31, 2000 and 1999 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dicom Imaging Systems, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"KPMG LLP"

Chartered Accountants

Vancouver, Canada
March 30, 2001
(except for note 15(d), which is as of April 11, 2001)

DICOM IMAGING SYSTEMS, INC.
Consolidated Balance Sheets
(Expressed in United States dollars)

December 31, 2000 and 1999
===========================================================================================================================
                                                                                     2000                 1999
---------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents                                              $      73,150        $      18,263
     Accounts receivable (note 3)                                                  78,568               48,215
     Inventory (note 4)                                                           107,340                    -
     Prepaid expenses                                                              43,181               30,468
---------------------------------------------------------------------------------------------------------------------------
                                                                                  302,239               96,946

Intangible assets (note 5)                                                        260,708               15,237
Equipment (note 7)                                                                107,553               46,639
---------------------------------------------------------------------------------------------------------------------------
                                                                            $     670,500        $     158,822
===========================================================================================================================
Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                                       $     254,507        $      47,213
     Accrued liabilities                                                          267,378               89,673
     Payable to related parties (note 14)                                         120,742                9,218
     Loans from related party (note 13)                                           556,685                    -
     Deferred revenue (note 6)                                                    156,471              248,699
---------------------------------------------------------------------------------------------------------------------------
                                                                                1,355,783              394,803

Stockholders' deficit:
     Capital stock (note 8):
         Authorized:
             10,000,000 preferred stock, $.001 par value
             50,000,000 common stock, $.001 par value
         Issued and outstanding:
             21,600,000 common stock (1999 - 21,600,000)                           21,600               21,600
     Additional paid in capital                                                 1,189,042              898,415
     Deficit                                                                   (1,895,925)          (1,155,996)
---------------------------------------------------------------------------------------------------------------------------
                                                                                 (685,283)            (235,981)
---------------------------------------------------------------------------------------------------------------------------
                                                                            $     670,500        $     158,822
===========================================================================================================================

Continuing operations (note 1)
Subsequent events (note 15)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:

"David Gane"             Director          "Wayne E. Rees"              Director
------------                               ---------------
                                      F-2

DICOM IMAGING SYSTEMS, INC.
Consolidated Statements of Operations
(Expressed in United States dollars)

Years ended December 31, 2000, 1999 and 1998
===========================================================================================================================
                                                                  2000               1999                 1998
---------------------------------------------------------------------------------------------------------------------------
Software and hardware sales                            $     2,502,902     $      249,032        $           -

Cost of sales                                                  711,311            150,869                    -
---------------------------------------------------------------------------------------------------------------------------
Gross profit                                                 1,791,591             98,163                    -

Operating expenses:
     Depreciation and amortization                              85,103             16,140                    -
     General and administrative                              1,599,394            793,172                    -
     Research and development                                  262,659            104,460              100,000
     Selling and marketing                                     584,364            240,387                    -
---------------------------------------------------------------------------------------------------------------------------
                                                             2,531,520          1,154,159              100,000
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
Loss for the year                                      $       739,929     $    1,055,996        $     100,000

Net loss per  common share, basic and
   diluted (note 2(m))                                 $          0.03     $         0.06        $        0.02
===========================================================================================================================
Weighted average common shares outstanding,
   basic and diluted (note 2(m))                            21,600,000         18,450,000           12,604,500
===========================================================================================================================

See accompanying notes to consolidated financial statements.

Dicom imaging systems, inc.
Consolidated Statements of Stockholders' Deficit
(Expressed in United States dollars)

Years ended December 31, 2000 and 1999
===========================================================================================================================
                                                                                                         Total
                                                Common stock           Additional                  stockholders'
                                           Shares         Amount  paid-in capital       Deficit         equity
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                      -    $         -   $      100,000  $           -   $   100,000

Loss for the year                               -              -                -       (100,000)     (100,000)
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998                      -              -          100,000       (100,000)            -

Issued on recapitalization             12,604,500         12,604          (12,203)             -           401

Issued for cash                         7,168,500          7,169          789,331              -       796,500

Issued for services                     1,827,000          1,827          201,173              -       203,000

Share issue costs                               -              -         (184,901)             -      (184,901)

Compensatory value of stock
   options issued to non-employees
   (note 8(a))                                  -              -            5,015              -         5,015

Loss for the year                               -              -                -     (1,055,996)   (1,055,996)
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999             21,600,000         21,600          898,415     (1,155,996)     (235,981)

Issuance of warrants (note 13)                  -              -           19,500              -        19,500

Issuance of convertible
   loans (note 13)                              -              -           61,854              -        61,854

Compensatory value of stock
   options issued to non-employees
   (note 8(a))                                  -              -          209,273              -       209,273

Loss for the year                               -              -                -       (739,929)     (739,929)
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2000             21,600,000    $    21,600   $    1,189,042  $  (1,895,925)  $  (685,283)
===========================================================================================================================

See accompanying notes to consolidated financial statements.

DICOM IMAGING SYSTEMS, INC.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)

Years ended December 31, 2000, 1999 and 1998
===========================================================================================================================
                                                                  2000               1999                 1998
---------------------------------------------------------------------------------------------------------------------------
Operations:
     Loss for the year                                 $      (739,929)     $  (1,055,996)       $    (100,000)
     Items not involving cash:
         Shares issued in exchange for services                      -            203,000                    -
         Stock based compensation                              209,273              5,015                    -
         Depreciation and amortization                          85,103             16,140                    -
         Loss on disposal of capital assets                      2,094                  -                    -
         Non-cash interest expense                              81,084                  -                    -
         Write-off of intangible assets                          2,890                  -                    -
         Other                                                     271                  -                    -
     Changes in operating assets and liabilities:
         Accounts receivable                                   (30,353)           (48,215)                   -
         Inventory                                            (107,340)                 -                    -
         Prepaid expenses                                      (12,713)           (30,468)                   -
         Accounts payable                                      207,294             47,213                    -
         Accrued liabilities                                   177,705             89,673                    -
         Payable to related parties                            111,524              9,218                    -
         Deferred revenue                                      (92,228)           248,699                    -
---------------------------------------------------------------------------------------------------------------------------
     Net cash used in operating activities                    (105,325)          (515,721)            (100,000)

Investments:
     Purchase of equipment                                    (107,375)           (60,766)                   -
     Proceeds from disposal of equipment                         6,900                  -                    -
     Purchase of trademarks                                   (295,998)           (17,250)                   -
---------------------------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                    (396,473)           (78,016)                   -

Financing:
     Issue of common shares                                          -            796,901                    -
     Loan from related party                                   556,685                  -                    -
     Share issue costs                                               -           (184,901)                   -
---------------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                 556,685            612,000                    -
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                54,887             18,263             (100,000)

Cash and cash equivalents, beginning of year                    18,263                  -             (100,000)
---------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                 $        73,150     $       18,263        $           -
===========================================================================================================================
Supplementary information:
     Interest paid                                     $             -     $          353        $           -
     Income taxes paid                                               -                  -                    -
Non-cash transactions:
     Common stock issued for services                                -            203,000                    -
     Issuance of stock options                                 209,273              5,015                    -
     Issuance of warrants                                       19,500                  -                    -
     Issuance of convertible loans                              61,584                  -        -
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

DICOM IMAGING SYSTEMS, INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)

Years ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------
1.   Nature of business and continuing operations:

     Dicom Imaging Systems, Inc. (the "Company") was incorporated in Nevada and is in the business of developing and selling dental imaging software and support contracts, as well as selling related imaging hardware.

     These consolidated financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, described below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's future operations are dependent upon the market's acceptance of its product and the Company's ability to license their product around the world. There can be no assurance that the Company's product will be able to secure market acceptance or that they will be able to license their product. As of December 31, 2000, the Company has not generated sufficient revenues to fund expenses and has experienced negative cash flow from operations. The Company has reported losses in each of the last three years, and has an accumulated deficit at December 31, 2000 of $1,895,925. Operations have primarily been financed through the issuance of common stock and working capital loans provided by a controlling shareholder. As at December 31, 2000, the Company does not have sufficient working capital to sustain operations until the end of the year ended December 31, 2001. The intention of management is to generate revenue from the sale of software licenses. Additional debt or equity financing may be required and may not be available on reasonable terms (see note 13). If the Company is unable to generate sufficient cash flow to support its existing level of operations, it may be obligated to reduce its activities. The Company estimates that it currently has available cash flow to sustain them until June 2001. Failure to obtain additional financing at this time may result in liquidation, leading to values which may be much lower than their going concern value.

2.   Significant accounting policies:

     (a) Basis of presentation:

         On March 24, 1999, the Company, an entity incorporated on March 17, 1999 and without significant operations, issued 9,000,000 common shares as consideration in exchange for a 30 year exclusive license of the ImagExplorer software and its additional value added modules ("the Business"). After giving effect to the transaction, the vendor of the Business controlled the Company. This transaction has been accounted for as a recapitalization of the Business, effectively as if the Business had issued common shares in consideration equal to the net tangible monetary assets of the Company.

         The Company's historical financial statements reflect the financial position, results of operations and cash flows of the Business for each of the years in the three year period ended December 31, 2000 and include the operations of the Company from the date of the effective recapitalization being March 24, 1999. Stockholders' equity gives effect to the shares issued to the stockholders of the Business prior to March 24, 1999 and the Company thereafter.

         These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The financial statements include the accounts of the Company's wholly-owned subsidiary, 527403 B.C. Limited. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

     (b) Use of estimates:

         The preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and recognized revenues and expenses for the reporting periods. In these consolidated financial statements, the significant areas requiring the use of estimates include the valuation of long-lived assets, including intangible assets, the fair value of stock options and the recognition of revenue. Actual results may significantly differ from these estimates.

     (c) Revenue recognition:

         The Company generates revenues through three sources: hardware sales, software license revenues and services revenues. Hardware revenues are recognized when goods are shipped and title passes.

         Software license revenues are normally generated from licensing the perpetual right to use the Company's products directly to end-users and indirectly through resellers. The Company recognizes as revenue only the fee payable from the reseller, net of any discount. Revenues from multiple-element software license agreements are recognized upon delivery of software if persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable, and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is typically based on the price charged when an element is sold separately, or, in the case of an element not yet sold separately, the price established by authorized management, if it is probable that the price, once established, will not change before market introduction. Elements included in multiple element arrangements could consist of software products, upgrades, enhancements or customer support services. The Company's agreements with its customers and resellers do not contain product return rights.

         Service revenues are generated from telephone support services. Service revenues are recognized ratably over the term of the contract, typically one year. If a transaction includes both license and service elements, license fee revenues are recognized on shipment of the software, provided services do not include significant customization or modification of the base product, and the payment terms for licenses are not subject to acceptance criteria. Revenues that have been prepaid or invoiced but do not yet qualify for recognition under the Company's policies are reflected as deferred revenues.

     (d) Foreign currency:

         The functional currency of the Company is the United States dollar. The functional currency of the operations of the Company's wholly-owned Canadian operating subsidiary is the Canadian dollar. Assets and liabilities measured in Canadian dollars are translated into United States dollars using exchange rates in effect at the balance sheet date with revenue and expense transactions translated using average exchange rates prevailing during the year. Exchange gains and losses arising on this translation are included in income.

     (e) Cash and cash equivalents:

         The Company considers all short-term investments with a term to maturity at the date of purchase of three months or less to be cash equivalents.

     (f) Inventory:

         The Company values its inventory at the lower of cost, determined on a first-in, first-out basis, or net realizable value.

     (g) Intangible assets:

         Intangible assets are stated at cost and are amortized using the straight-line method over their estimated useful lives of five years.

     (h) Equipment:

         Equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of three years.

     (i) Research and development and advertising:

         Research and development and advertising costs are expensed as incurred.

         Advertising costs charged to selling and marketing expenses in 2000 total $94,591 (1999 - $65,992; 1998 - nil).

     (j) Stock-based compensation:

         As allowed under generally accepted accounting principles, the Company accounts for its stock-based compensation arrangements with employees and directors in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense under fixed option plans is recorded at the date of grant to the extent that the market value of the underlying stock at the date of grant exceeds the exercise price. The Company recognizes compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instruments earned.

         SFAS No. 123, "Accounting for Stock Based Compensation", requires entities that continue to apply the provision of APB Opinion No. 25 for transactions with employees to provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. This information is presented in note 8.

     (k) Impairment of long-lived assets and long-lived assets to be disposed of:

         The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of long-lived assets and for long-lived assets to be disposed of". This statement requires that long-lived assets and certain identifiable recorded intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. At December 31, 2000, the only long-lived assets reported on the Company's consolidated balance sheet are equipment and certain intangible assets.

     (l) Income taxes:

         The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period. Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

         Deferred tax assets and liabilities are measured using the enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered and settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is not more likely than not that such deferred tax assets will be realized.

     (m) Net loss per share:

         Basic loss per share is computed using the weighted average number of common stock outstanding during the period and gives retroactive effect to the shares issued on the recapitalization described in note 1 as well as the 3 for 1 stock split which occurred on April 5, 2000. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has a net loss in the periods presented, basic and diluted net loss per share is the same, as any exercise of options would be anti-dilutive.

3.       Accounts receivable:

===========================================================================================================================
                                                                                         2000             1999
---------------------------------------------------------------------------------------------------------------------------
     Receivable from Dicom Software, Inc.                                         $         -      $    37,777
     Canadian Goods and Services tax refund receivable                                 21,740           10,006
     Trade receivables                                                                 56,828              432
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                  $    78,568      $    48,215
===========================================================================================================================

     The receivable from Dicom Software Inc., a related company controlled by three of the directors of the Company, was non-interest bearing and due on demand. The receivable from Dicom Software Inc., was paid in full during the year ended December 31, 2000.

4.   Inventory:

     Inventory as at December 31, 2000 is made up of the following:

===========================================================================================================================
     Packaged software                                                                           $       5,428
     Cameras and other hardware                                                                        101,912
---------------------------------------------------------------------------------------------------------------------------
                                                                                                 $     107,340
===========================================================================================================================

5.   Intangible assets:
===========================================================================================================================
                                                                                  Accumulated         Net book
     2000                                                              Cost      amortization            value
---------------------------------------------------------------------------------------------------------------------------
     Trademarks                                               $      59,913     $      14,158    $      45,755
     Medical License                                                250,000            35,047          214,953
---------------------------------------------------------------------------------------------------------------------------
                                                              $     309,913     $      49,205    $     260,708
===========================================================================================================================

===========================================================================================================================
                                                                                  Accumulated         Net book
     1999                                                              Cost      amortization            value
---------------------------------------------------------------------------------------------------------------------------
     Trademarks                                               $      17,250     $       2,013    $      15,237
===========================================================================================================================

     On March 24, 1999 management entered into an agreement that provides the Company with the exclusive, transferable, worldwide right to reproduce, develop and distribute Image explorer and its value added modules for a period of 30 years in exchange for 1,000,000 common shares of the Company (see note 1).

     Trademarks relate to the Dental Imaging Software and are valid for a period of 40 years.

     In February 2000, the Company exercised its option to acquire a 30 year exclusive, transferable, worldwide license to the medical version of the imaging software for a fee of $250,000.

6.   Deferred revenue:

===========================================================================================================================
                                                                                         2000             1999
---------------------------------------------------------------------------------------------------------------------------
     Support revenue                                                              $    34,754      $    48,699
     License revenue                                                                   98,522          200,000
     Other                                                                             23,195                -
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                  $   156,471      $   248,699
===========================================================================================================================

     In March 2000, the Company entered into various license agreements that allow the licencees the exclusive rights to distribute the Company's dental imaging software products in the United Kingdom, Australia, New Zealand, Mexico, Brazil, Spain and Portugal in exchange for cash of $914,985, The licence agreements are renewable over the next twelve months with royalties ranging from 5% to 20% of gross revenues from the sale of software over the next three years of these agreements. Of the amount received to December 31, 2000, $816,463 has been recognized as revenue in 2000 and $98,522 was recorded as deferred revenue.

7.   Equipment:

===========================================================================================================================
                                                                                  Accumulated         Net book
     2000                                                              Cost      depreciation            value
---------------------------------------------------------------------------------------------------------------------------
     Computer Hardware                                        $      98,709     $      31,726    $      66,983
     Computer Software                                                6,528             3,104            3,424
     Equipment                                                       14,309             1,558           12,751
     Demonstration Equipment                                         36,613            12,218           24,395
---------------------------------------------------------------------------------------------------------------------------
                                                              $     156,159     $      48,606    $     107,553
===========================================================================================================================

===========================================================================================================================
                                                                                  Accumulated         Net book
     1999                                                              Cost      depreciation            value
---------------------------------------------------------------------------------------------------------------------------
     Computer Hardware                                        $      41,421     $      10,282    $      31,139
     Computer Software                                                4,458             1,082            3,376
     Demonstration Equipment                                         14,887             2,763           12,124
---------------------------------------------------------------------------------------------------------------------------

                                                              $      60,766     $      14,127    $      46,639
===========================================================================================================================

8.   Capital stock:

     (a) Stock option and stock-based compensation:

         In 1999, the Company adopted a fixed stock option plan that provides for the issuance of incentive and non-qualified stock options to officers, directors, employees and consultants to acquire shares of the Company's common stock.

         The Board of directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for qualified incentive stock options shall not be less than the fair market value of the underlying stock at the date of grant.

         A summary of stock option activity for the two years ended December 31, 2000 is as follows:

===========================================================================================================================
                                                                                                      Weighted
                                                                                   Number              average
                                                                                       of             exercise
                                                                                   shares                price
---------------------------------------------------------------------------------------------------------------------------
         Outstanding, December 31, 1998                                                 -        $           -

         Granted                                                               11,785,491                 0.17
         Exercised                                                                      -                    -
         Cancelled                                                                      -                    -
---------------------------------------------------------------------------------------------------------------------------
         Outstanding, December 31, 1999                                        11,785,491                 0.17

         Granted                                                                  172,500                 5.58
         Exercised                                                                      -                    -
         Cancelled                                                               (275,000)                3.32
---------------------------------------------------------------------------------------------------------------------------

         Outstanding, December 31, 2000                                        11,682,991        $        0.17
===========================================================================================================================
         Exercisable, December 31, 2000                                        11,621,741        $        0.16
===========================================================================================================================
         Weighted average fair value of options granted during 2000           $      0.12
===========================================================================================================================

         The options outstanding at December 31, 2000 have dates of expiry ranging from 4 to 10 years and vest as follows:

===========================================================================================================================
         Number of options                                 Exercise price                          Date vested
---------------------------------------------------------------------------------------------------------------------------
                 11,250,000                                   $      0.11                       March 17, 2000
                     25,000                                          6.50                          May 8, 2000
                    220,500                                          0.83                      October 1, 2000
                     37,500                                          2.67                    February 17, 2001
                     90,000                                          1.67                         June 7, 2001
                     30,000                                          2.31                        July 10, 2001
                     30,000                                          3.75                      August 21, 2001
---------------------------------------------------------------------------------------------------------------------------
                 11,683,000
===========================================================================================================================

         During the year ended December 31, 2000, the Company recorded non-cash compensation expense of $209,273 (1999 - $5,015; 1998 - nil) relating to the issuance of 172,500 (1999 - 400,500; 1998 - nil) stock options to purchase common shares to certain contractors of the Company, representing the fair value benefit of the options.

         The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("FAS 123"), Accounting for Stock Based Compensation, to account for grants to employees under the Company's existing stock based compensation plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards under those plans consistent with the measurement provisions of FAS 123, the Company's net loss and basic loss per share would have been adjusted as follows:

===========================================================================================================================
                                                                                     2000                 1999
---------------------------------------------------------------------------------------------------------------------------
         Loss for the period - as reported                                 $      739,929     $      1,055,996
         Loss for the period - proforma                                         3,081,236            1,475,386
         Basic loss per share - as reported                                          0.03                 0.06
         Basic loss per shares - proforma                                            0.14                 0.08
===========================================================================================================================

         The fair value of each option grant has been estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions:
===========================================================================================================================
         Expected dividend yield                                                                          0.0%
         Expected stock price volatility                                                                140.0%
         Risk-free interest rate                                                                         5.86%
         Expected life of options                                                                  3 - 4 years
===========================================================================================================================

(b)      Stock split:

         On December 22, 1999, the Company authorized a 3-for-1 stock split of the Company's common stock. On March 31, 2000, the Company announced an additional 3-for-1 stock split which occurred on April 5, 2000. All share and per share information has been adjusted retroactively to reflect the stock split.

9.   Operating leases:

     The Company leases office facilities in the province of British Columbia and the State of Washington under lease agreements that expire on March 31, 2002 and December 1, 2001, respectively. In addition, the company leases certain telephone equipment. Minimum lease payments under these operating leases are approximately as follows:

===========================================================================================================================
     2001                                                                                        $      40,555
     2002                                                                                               10,715
===========================================================================================================================

     Rent expense totalled $39,708 for the period ended December 31, 2000 (1999
     - $16,468, 1998 - nil).

10.  Income taxes:

     Income tax recovery attributable to losses from operations was Nil for the period December 31, 2000 (1999 - Nil), and differed from the amounts computed by applying the United States federal income tax rate of 34 percent to pretax losses from operations as a result of the following:

===========================================================================================================================
                                                                                     2000                 1999
---------------------------------------------------------------------------------------------------------------------------
     Computed "expected" tax recovery                                           $    (251,575)   $    (359,038)
     Increase (reduction) in income tax recovery resulting from
       income taxes in a higher tax rate jurisdiction                                 (85,092)        (121,440)
     Permanent difference resulting from stock-based compensation and other
        non-deductible expenses                                                       137,041            2,878
     Change in valuation allowance                                                    199,626          477,600
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                $           -    $           -
===========================================================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities is presented below:

===========================================================================================================================
                                                                                         2000             1999
---------------------------------------------------------------------------------------------------------------------------
     Deferred tax assets:
         Compensation expense not currently deductible for tax                  $      55,112    $           -
         Equipment and intangible assets, principally due to differences in
            depreciation                                                               44,139            7,344
         Share issue costs                                                             50,478           67,304
         Net operating loss carryforward                                              611,627          487,082
---------------------------------------------------------------------------------------------------------------------------
         Total gross deferred tax assets                                              761,356          561,730

         Valuation allowance                                                         (761,356)        (561,730)
---------------------------------------------------------------------------------------------------------------------------
         Net deferred tax assets                                                            -                -

         Net deferred tax liabilities                                                       -                -
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
     Deferred taxes                                                             $           -    $           -
===========================================================================================================================

     The valuation allowance for deferred tax assets as of December 31, 2000 was $761,356. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $1,673,309 prior to the expiration of the net operating loss carryforwards of approximately $487,000 in 2006, and approximately $125,000 in 2007. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management does not believe it is more likely than not that the Company will realize the benefits of these deductible differences.

11.  Financial instruments:

     (a) Fair values:

         The fair value of cash and cash equivalents, trade accounts receivable, accounts payable and accrued liabilities approximates their financial statement carrying amounts due to the short-term maturities of these instruments.

         The fair value of payable to related parties and loans from related party are not determinable because it is not practicable to determine fair values with sufficient reliability due to their related party nature.

     (b) Foreign currency risk:

         The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. The Company has not, to date, entered into foreign currency contracts to mitigate or hedge the foreign currency risk.

12.  Segmented information:

     The Company operates in one business segment, computer software development and distribution. The Company's equipment is located in Canada and the revenue for the period ended December 31, 2000 has been primarily derived from sales to customers based in the United States. Revenues by product-type are as follows:

===========================================================================================================================
                                                                       2000              1999             1998
---------------------------------------------------------------------------------------------------------------------------
     Licence revenue                                        $     1,288,061   $             -   $            -
     Hardware sales                                                 676,242           118,044                -
     Software sales                                                 387,508           106,366                -
     Support and other revenue                                      151,091            24,622                -
---------------------------------------------------------------------------------------------------------------------------
                                                            $     2,502,902   $       249,032   $            -
===========================================================================================================================

13.  Loans from related party:

     During the year 2000, the Company entered into financing agreements with Torchmark Holdings Ltd. ("Torchmark"), a controlling shareholder. On August 14, 2000, the Company issued a promissory note to Torchmark for $250,000. As consideration for the execution of this note, the Company granted the lender 31,620 warrants to purchase common stock of the company for $2.37 per share exercisable as of the date of the agreement. The fair value of these warrants at the date of issuance determined by the Black-Scholes option pricing model was $19,500 that has been fully recognized as interest expense in the year ended December 31, 2000. The promissory note was refinanced during the year and was not outstanding as at December 31, 2000.

     The Company also entered into the following convertible loan agreements with Torchmark:

===========================================================================================================================
                                                                                    2000                  1999
---------------------------------------------------------------------------------------------------------------------------
     10% convertible promissory note, due May 6, 2001                       $    255,685       $             -
     10% convertible promissory note, due May 6, 2001                            250,000                     -
     10% convertible promissory note, due May 6, 2001                             51,000                     -
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                            $    556,685       $             -
===========================================================================================================================

     The unpaid principal of the promissory notes to Torchmark are convertible at any time into common shares at a rate of 90% of the fair market value of the common shares at the agreement date of each note. The $255,686 and $250,000 promissory notes were signed November 7, 2000 at which time the fair market value of the Company's common shares was $1.00. The $51,000 promissory note was signed December 21, 2000 at which time the fair market value of the common shares was $0.44. As the conversion price was less than the market value of the Company's common shares at the issuance date, a beneficial conversion option equal to the difference of $61,854 has been recognized. The resulting deemed discount on the convertible notes has been fully recognized in interest expense in the year ended December 31, 2000.

14.  Related party balances and transactions:

===========================================================================================================================
                                                                                    2000                  1999
---------------------------------------------------------------------------------------------------------------------------
     Payable to:
       Torchmark Holdings Ltd., a controlling shareholder                   $    112,971       $             -
       Dicom Software Inc., a company under common control                         2,000                     -
       529489 BC Ltd., a company under common control                              5,771                 9,218
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                            $    120,742       $         9,218
===========================================================================================================================

     During the year, the Company exercised its option to acquire a license to the medical version of the imaging software from Torchmark Holdings Ltd., a controlling shareholder, for a fee of $250,000. As at December 31, 2000, $100,000 of the fee remained payable to Torchmark Holdings Ltd. at a rate of 8.5% interest, due May 6, 2001. Total interest expense related to Torchmark Holdings Ltd. for the year ended December 31, 2000 was $18,656.

     During the year, the Company leased office furniture and computer equipment in the amount of $21,191 (1999 - $18,679), from Dicom Software Inc., a company controlled by three of the directors of the Company.

     During 2000, the Company leased office space in the amount of $43,206 (1999
     - $16,284) from 529489 BC Ltd., a company partially owned by Dicom Software Inc. At December 31, 2000, accounts payable included $5,771 (1999 - $ 9,218) payable to 529489 BC Ltd relating to this rent.

     During the year, the Company purchased two trademarks in the amount of $6,669 from Source Dental Image, a company controlled by two directors of the Company. In 1999, purchases from Source Dental Image consisted of demo equipment in the amount of $3,744.

15.  Subsequent events:

     (a) On January 16, 2001, management retained a firm of financial consultants, Merchant Capital Group Inc., to advise the Company on specific restructuring and cost-reduction opportunities.

         Under the terms of their contract, the Company agreed to a retainer of $50,000 and monthly work fees of $30,000. These amounts are payable on June 30, 2001. In addition, the Company agreed to pay a fee to the consultants upon obtaining external financing based on a formula specified in the contract. Merchant Capital Group Inc. has a first charge against all of the Company's tangible and intangible assets pertaining to these amounts.

     (b) On February 14, 2001, the Company entered into a convertible loan agreement with Torchmark Holdings Ltd., a related party, for $200,000 at a rate of 10%, due May 6, 2001. Under the terms of the agreement, the lender may convert the loan in whole or in part into common shares at a conversion rate equal to 90% of the market price of the shares on the date of the agreement.

     (c) On March 2, 2001 the Company terminated five employees, including three members of senior management.

     (d) On April 11, 2001, the Company entered into a settlement agreement with two of the senior management employees terminated in March 2001 (c). Under the terms of this agreement, the Company paid total severance to the two former employees of approximately $35,000 which represented the total obligation payable to the employees relating to services performed.

16.  Comparative figures:

     Certain of the comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

                           DICOM IMAGING SYSTEMS, INC.
                 (NOW KNOWN AS REALITY WIRELESS NETWORKS, INC.)
                    INTERIM FINANCIAL STATEMENTS (UNAUDITED)

                           DICOM IMAGING SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   September 30,
                                                                       2001
                                                                    (Unaudited)
                                                                    -----------
ASSETS
  Assets                                                            $        --
                                                                    ===========
Current liabilities:
  Accounts payable                                                  $   428,647
  Accrued liabilities                                                    26,642
                                                                    -----------
    Total current liabilities                                           455,289

Stockholders' equity (deficit):
  Preferred stock, $.001 par value, 10,000,000 shares
    authorized, no shares issued and outstanding                             --
  Common stock, $.001 par value, 50,000,000 shares
    authorized:  26,632,653 shares issued and outstanding:               26,633
  Additional paid in capital                                          1,807,041
  Accumulated deficit                                                (2,288,963)
    Total stockholders' equity (deficit)                               (455,289)
                                                                    -----------
                                                                    $        --
                                                                    ===========



 See accompanying notes to interim condensed consolidated financial statements.

                           DICOM IMAGING SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                           Three Months Ended               Nine months ended
                                              September 30,                   September 30,
                                         2001              2000            2001             2000
                                       ------------    ------------   ------------    ------------
Revenue                                $    352,541    $  1,026,027   $  1,448,390    $  2,221,685
Cost of revenue                             100,269         236,700        649,307         601,573
                                       ------------    ------------   ------------    ------------
Gross profit                                252,272         789,327        799,083       1,620,112
                                       ------------    ------------   ------------    ------------

Operating expenses:
  Depreciation                               47,045          26,522        104,051          68,205
  General and administrative                192,070         292,303      1,033,528         661,815
  Research and development                   17,466         188,272        104,441         398,844
  Selling and marketing                      38,063         182,514        316,741         465,692
                                       ------------    ------------   ------------    ------------
                                            294,644         689,611      1,558,761       1,594,556
                                       ------------    ------------   ------------    ------------

                                       ------------    ------------   ------------    ------------
Income (loss) from operations               (42,372)         99,716       (759,678)         25,556
                                       ------------    ------------   ------------    ------------
Other income                                366,640              --        366,640              --
                                       ------------    ------------   ------------    ------------

                                       ------------    ------------   ------------    ------------
Net income (loss)                      $    324,268    $     99,716   $   (393,038)   $     25,556
                                       ============    ============   ============    ============

Basic net loss per common share        $       0.01    $       0.00   $      (0.01)   $       0.00
                                       ============    ============   ============    ============
Weighted average shares outstanding:
  Basic                                  26,632,653      21,600,000     26,632,653      21,600,000
                                       ============    ============   ============    ============

  Diluted                                26,632,653      33,181,808     29,637,607      33,181,808
                                       ============    ============   ============    ============


See accompanying notes to interim condensed consolidated financial statements.
                                      F-18

                           DICOM IMAGING SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                           Nine months ended September 30,
                                                          ---------------------------------
                                                               2001              2000
                                                          ---------------------------------
Cash flows from operating activities:
  Net income (loss)                                           $(393,038)       $  25,556
    Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
    Stock based compensation                                     (8,689)         231,926
    Depreciation and amortization                               104,051           68,205
    Gain on foreclosure of assets                              (242,927)              --
    Loss on disposal of assets                                       --            2,754
    Cancellation of debt                                       (140,666)              --
    Non-cash interest expense                                   128,457            5,200
  Changes in operating assets and liabilities:
    Accounts receivable                                          25,870         (136,661)
    Inventory                                                    96,908          (98,102)
    Prepaid expenses                                             43,181           (6,235)
    Accounts payable                                            314,806          188,650
    Accrued liabilities                                        (228,639)          50,465
    Deferred revenue                                           (106,774)         (62,317)
                                                              ---------        ---------
        Net cash provided by (used in) operating activities    (407,460)         269,441
                                                              ---------        ---------


Cash flows from investing activities:
  Purchase of equipment                                        (511,818)        (103,164)
  Purchase of trademarks                                             --         (306,871)
                                                              ---------        ---------
        Net cash used in investing activities                  (511,818)        (410,035)
                                                              ---------        ---------


Cash flows from financing activities:
  Issuance of common stock                                      503,265               --
  Loan from related party                                       342,863          250,000
                                                              ---------        ---------
        Net cash provided by financing activities               846,128          250,000
                                                              ---------        ---------


Net increase (decrease) in cash and cash equivalents            (73,150)         109,406
Cash and cash equivalents at beginning of period                 73,150           18,263
                                                              ---------        ---------
Cash and cash equivalents at end of period                    $      --        $ 127,669
                                                              =========        =========


Supplemental information:
  Interest paid                                               $      --        $  13,372
  Income taxes paid                                           $      --        $      --

Non-cash transactions:
  Issuance of stock options                                   $  (8,689)       $ 231,926
  Issuance of convertible loans                               $ 128,456        $  19,500


 See accompanying notes to interim condensed consolidated financial statements.

                           DICOM IMAGING SYSTEMS, INC.
          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2001


Note 1: Presentation

The condensed balance sheet of the Dicom Imaging Systems, Inc. ("Dicom") or ("Company") as of September 30, 2001, the related condensed statements of operations and cash flows for the nine months ended September 30, 2001 and 2000 and the three months ended September 30, 2001 and 2000 included in the condensed financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying condensed financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of operations for the full year or any other interim period. The information included in this Form 10-QSB should be read in conjunction with Management's Discussion and Analysis and Financial Statements and notes thereto included in the Form 10-KSB as of December 31, 2000.

Note 2: Continuing Operations

On September 4, 2001, pursuant to the terms a Security Agreement, Torchmark Holdings Ltd. ("Torchmark") foreclosed on its security interest and caused Dicom to deliver and assign to Torchmark substantially all of Dicom's assets. Following this foreclosure of Dicom's assets, the Company ceased business operations on September 4, 2001.

Note 3: Loans From Related Parties

On September 4, 2001 the Company defaulted on its loans to Torchmark Holdings Ltd., totaling approximately $972,290. Pursuant to the Security Agreement, Torchmark took possession of substantially all of Dicom's assets on September 4, 2001 as payment on defaulted loans. This resulted in a gain on the foreclosure of Dicom's assets of $225,973, being the difference between the loans outstanding and the net book values of the assets foreclosed on.

                   REALITY NETWORKS, INC. FINANCIAL STATEMENTS




INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Reality Networks, Inc.

We have audited the accompanying balance sheet of Reality Networks, Inc. as of September 30, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (August 28, 2001) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reality Networks, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from inception (August 28, 2001) through September 30, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a capital deficit of $165,172. The Company will require additional working capital to develop and support its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Malone & Bailey, PLLC
Houston, Texas

December 17, 2001

                             REALITY NETWORKS, INC.
                                  BALANCE SHEET
September 30, 2001

                                                                        2001
                                                                      ---------
                                     ASSETS

Current assets
  Accounts receivable                                                 $   6,556
  Inventory                                                             191,654
  Prepaid assets                                                          3,469
                                                                      ---------
    Total current assets                                                201,679
Equipment, net of accumulated depreciation of $0                         86,198
                                                                      ---------
                                                                      $ 287,877
                                                                      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $  25,895
  Accrued expenses                                                        6,500
  Current portion of notes and capital leases payable                   260,387
                                                                      ---------
    Total current liabilities                                           292,782
                                                                      ---------


Notes and capital leases payable                                        160,267

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.0001 par value, 50,000,000 shares
    authorized, none issued and outstanding                                  --
  Common stock, $.0001 par value, 150,000,000 shares
    authorized, 8,000,000 shares issued and outstanding                     800
  Capital subscriptions receivable                                         (800)
Retained earnings (deficit)                                            (165,172)
                                                                      ---------
  Total Stockholders' Equity (Deficit)                                 (165,172)
                                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 287,877
                                                                      =========

(a) See accompanying summary of accounting policies and notes to consolidated financial statements.

                             REALITY NETWORKS, INC.
                             STATEMENT OF OPERATIONS

   For the period from inception (August 28, 2001) through September 30, 2001


                                                   2001
                                                -----------
Revenues                                        $        --
Cost of revenues                                         --
                                                -----------
Gross margin                                             --
General and administrative                          165,172
                                                -----------
Net loss                                           (165,172)
                                                ===========
Net loss per share:
  Basic and diluted                             $     (0.02)
                                                ===========
Weighted average shares outstanding:
  Basic and diluted                               8,000,000
                                                ===========


(b) See accompanying summary of accounting policies and notes to consolidated financial statements.

                             REALITY NETWORKS, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

   For the period from inception (August 28, 2001) through September 30, 2001



                                           Common Stock             Capital       Retained
                                       -----------------------    Subscriptions   Earnings
                                         Shares        Amount       Receivable    (Deficit)
                                       ----------   ----------    ------------- -----------
Issuance of common stock to founders    8,000,000   $      800    $     (800)   $       --

Net loss                                       --           --            --      (165,172)
                                       ----------   ----------    ----------    ----------
Balance at September 30, 2001           8,000,000   $      800    $     (800)   $ (165,172)
                                       ==========   ==========    ==========    ==========

(c) See accompanying summary of accounting policies and notes to consolidated financial statements.

                             REALITY NETWORKS, INC.
                             STATEMENT OF CASH FLOWS

   For the period from inception (August 28, 2001) through September 30, 2001


CASH FLOWS FROM OPERATING ACTIVITES:
Net loss                                                                  $(165,172)
Adjustments to reconcile net loss to
  cash used in operating activities:

Write-off in connection with acquisition                                    165,172
Changes in current assets and liabilities:                                       --
                                                                          ---------
NET CASH USED IN OPERATING ACTIVITIES                                            --
                                                                          ---------

NET INCREASE (DECREASE) IN CASH                                                  --
Cash, beg. of period                                                             --
                                                                          ---------

Cash, end of period                                                       $      --
                                                                          =========


SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid                                                             $      --
Income taxes paid                                                         $      --

ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITES:
  Assets acquired                                                         $ 287,877
  Liabilities assumed                                                     $(453,049)
                                                                          ---------

  Charged to earnings                                                     $ 165,172
                                                                          =========

(d) See accompanying summary of accounting policies and notes to consolidated financial statements.

                             REALITY NETWORKS, INC.
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Reality Networks, Inc. referred to as the ("Company" or "Reality")) was incorporated on August 28, 2001 under the laws of the state of Delaware. The Company is a wireless Internet service provider. On October 1, 2001, the Company entered into a stock purchase agreement to acquire certain assets and liabilities of a related Internet service provider. On November 7, 2001, the Company entered into a share exchange agreement with Dicom Imaging Systems, Inc. ("Dicom") and exchanged 100% of its shares for 8,000,000 shares of Dicom or 88.8% of Dicom. In connection with the merger, Dicom will change its name to Reality Wireless Networks, Inc. For accounting purposes this transaction will be treated as an acquisition of Dicom and a recapitalization of the Company. This tax-free transfer is pursuant to section 351 of the Internal Revenue Code of 1986 as amended.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Inventory

Inventory consists of wireless equipment and supplies are stated at the lower of cost or market using the first-in, first-out (FIFO)method.

Property And Equipment

Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

Impairment

The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Stock Based Compensation

The Company accounts for stock options and warrants issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

The Company has assumed certain liabilities and has just commenced its business operations. The Company has a capital deficit of $165,172 as of September 30, 2001. The Company will require additional working capital to develop and support its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) receives additional financing necessary to support the Company's working capital requirements.

Additionally, the Company intends to raise additional working capital through private placements, public offerings and/or bank financing. As of December 17, 2001, the Company is in discussions with investors and lending institutions, however no definitive agreements have been reached.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or
(2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support the Company's working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assuran2ce can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available the Company may be required to curtail its operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - ASSET AND LIABILITY PURCHASE FROM RELATED ENTITY

On October 1, 2001, the Company entered into an agreement with Reality Networks, Inc., a California corporation and an Internet service provider or ("ISP-Reality"), to acquire certain assets and assume certain liabilities. The Company has reflected the acquisition of assets and assumption of liabilities as of September 30, 2001. Certain officers, directors and shareholders of the Company were or are officers, directors and shareholders of ISP-Reality. The purchase price was allocated to the assets acquired and liabilities assumed. The amount allocated to goodwill or other intangibles was recorded as a charge to earnings. The purchase price was allocated as follows:

                                                                 Fair Value
                                                            --------------------
       Accounts receivable                                  $             6,556
       Inventory                                                        191,654
       Prepaid assets                                                     3,469
       Property and equipment                                            86,198
       Accounts payable                                                 (25,895)
       Accrued expenses                                                  (6,500)
       Notes and leases payable                                        (420,654)
                                                            --------------------
       Fair value of net liabilities assumed                           (165,172)


       Charged to earnings                                              165,172
                                                            --------------------

                                                            $                --
                                                            ====================

There are no unaudited pro forma results of operations since the Company began operations on August 28, 2001 and has no prior periods presented.

NOTE 4 - SUBSEQUENT REVERSE MERGER AND PRO FORMA INFORMATION

On November 7, 2001, the Company entered into a share exchange agreement with Dicom and exchanged 100% of its shares for 8,000,000 shares of Dicom or 88.8% of Dicom. In connection with the merger, Dicom will change its name to Reality Wireless Networks, Inc. For accounting purposes this transaction will be treated as an acquisition of Dicom and a recapitalization of the Company. This tax-free transfer is pursuant to section 351 of the Internal Revenue Code of 1986 as amended. The Company is the accounting acquirer and the results of its operations carry over.

Pro forma information giving effect to the acquisition as if the acquisition took place on September 30, 2001 is presented as follows:




                                     Reality      Dicom Imaging   Pro forma      Pro Forma
                                  Networks, Inc.  Systems, Inc.  Adjustments   Balance Sheet
                                  -------------- -------------- ------------   -------------
Accounts receivable                $     6,556    $        --    $        --    $     6,556
Inventory                              191,654             --             --        191,654
Prepaid assets                           3,469             --             --          3,469
Property and equipment                  86,198             --             --         86,198
Accounts payable                       (25,895)      (428,647)            --       (454,542)
Accrued expenses                        (6,500)       (26,642)            --        (33,142)
Notes and capital leases payable      (420,654)            --             --       (420,654)
Common stock                              (800)       (26,633)        26,533           (900)
Additional paid in capital                  --     (1,807,041)     1,807,041             --
Capital subscriptions receivable           800             --             --            800
Retained earnings (deficit)            165,172      2,288,963     (1,833,574)       620,561
                                   -----------    -----------    -----------    -----------
                                   $        --    $        --    $        --    $        --
                                   ===========    ===========    ===========    ===========

The pro forma presentation and adjustments reflect the following items:

o Elimination of all equity accounts of Dicom, the Company is the accounting acquirer.

o The common stock and additional paid in capital amounts and retained deficit are decreased for the net liabilities assumed from Dicom in the merger. The excess liabilities over assets from Dicom was recorded in retained earnings (deficit).

After the merger, the Company will have 9,000,000 shares of common stock outstanding.

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2001, property and equipment consisted of the following:

                                             Estimated
                                           Useful Lives             Amount
                                          --------------      ----------------
      Computer equipment                       3-5                    $ 44,200
      Furniture and fixtures                     7                         790
      Automobile                                 5                      24,090
      Communications equipment                   7                      17,118

                                                              ----------------

                                                                      $ 86,198
                                                              ================

The Company will begin depreciating these assets as they are placed in service in October 2001.

NOTE 6 - NOTES AND CAPITAL LEASES PAYABLE

The Company assumed certain obligations on October 1, 2001. The following are the notes and capital leases payable as of September 30,:

                                                                                              2001
                                                                                         ----------------
      Installment note issued to purchase automobile, payable in monthly installments of $465 through August 2006, and bearing interest at 5.9% ,
      secured by automobile purchased                                                    $         24,090

     Convertible promissory note issued to purchase inventory, due June 4,
      2002, unless converted, note automatically converts if Company raises $3 million, and bearing interest at 8%, secured by all accounts including
      inventory and equipment                                                                     190,000

      Convertible promissory note issued for working capital, due July 2004, unless converted, and bearing interest at 10%, personally guaranteed by an
      officer of the Company                                                                       75,000

      Capital lease obligation payable in monthly installments of $1,877 including principal and interest, maturing July 2004, and bearing interest
      at 22.86% secured by inventory and equipment                                                 47,510

      Capital lease obligation payable in monthly installments of $1,592 including principal and interest, maturing July 2005, and bearing interest
      at 24.24% secured by inventory and equipment                                                 48,320


      Other various notes                                                                          35,734
                                                                                         ----------------
      Total                                                                                       420,654
      Less: current portion                                                                       260,387
                                                                                         ----------------
      Notes and capital lease payable                                                    $        160,267
                                                                                         ================

The annual maturities of the debt indicated above for the five years following September 30, 2001, are $260,387 in 2002, $34,165 in 2003, $106,941 in 2004,
$15,525 in 2005 and $3,636 in 2006.

The $190,000 convertible promissory note is convertible at the outstanding principal balance plus accrued interest divided by 65% of the lowest price paid by any investor.

The $75,000 convertible promissory note is convertible at the outstanding principal balance plus accrued interest at the option of the holder at the pricing of the first closing of an equity financing.

NOTE 7 - WARRANTS

In connection with the $75,000 convertible promissory note, the Company issued 150,000 warrants to purchase Series A preferred stock or its common stock equivalent at an exercise price of 70% of the price of Series A preferred stock or common stock. The warrants have a term of 5 years.

NOTE 8 - STOCK OPTION PLAN

2001 Stock Option Plan

During September 2001, the Company adopted the "2001 Stock Option Plan." Pursuant to the Company's 2001 Stock Option Plan, the Company may grant the Company's employees and employee directors non-qualified options to purchase up to 1,000,000 shares of Common Stock. Incentive stock options must be granted at not less than the fair market value of the Company's Common Stock at the date of grant as determined by the Company's Board of Directors (110% of fair market value for stockholders owning 10% or more of the Company's Common Stock). The terms of the options are determined by the Company's Board of Directors. Any options granted must be exercised within ten years of the date of grant or within five years from the date of grant for options granted to stockholders owning 10% or more of the Company's Common Stock. Unexercised vested and unvested options terminate in three months if the employment or service of an option holder is terminated for cause. Unvested options terminate if the employment or service of an option holder is terminated without cause or for disability. As of December 17, 2001, there were no options issued.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL CONSOLIDATED
                              FINANCIAL STATEMENTS


                         REALITY WIRELESS NETWORKS, INC.
                 PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                            Historical                  Pro-Forma
                                  -----------------------------  --------------------------
                                                  Dicom Imaging
                                     Reality      Systems, Inc.
                                  Networks, Inc.   (Unaudited)   Adjustments       Total
                                  --------------  -----------    -----------    -----------
Accounts receivable                $     6,556    $        --    $        --    $     6,556
Inventory                              191,654             --             --        191,654
Prepaid assets                           3,469             --             --          3,469
                                   -----------    -----------    -----------    -----------
                                       201,679             --             --        201,679

Property and equipment, net             86,198             --             --         86,198
                                   -----------    -----------    -----------    -----------
                                   $   287,877    $        --    $        --    $   287,877
                                   ===========    ===========    ===========    ===========


Accounts payable                   $    25,895    $   428,647    $        --    $   454,542
Accrued expenses                         6,500         26,642             --         33,142
Notes and capital leases payable       420,654             --             --        420,654
                                   -----------    -----------    -----------    -----------
                                       453,049        455,289             --        908,338
                                   -----------    -----------    -----------    -----------

Common stock                               800         26,633        (26,533)           900
Additional paid in capital                  --      1,807,041     (1,807,041)            --
Capital subscriptions receivable          (800)            --             --           (800)
Accumulated deficit                   (165,172)    (2,288,963)     1,833,574       (620,561)
                                   -----------    -----------    -----------    -----------
                                      (165,172)      (455,289)            --       (620,461)
                                   -----------    -----------    -----------    -----------
                                   $   287,877    $        --    $        --    $   287,877
                                   ===========    ===========    ===========    ===========

                         REALITY WIRELESS NETWORKS, INC.
            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 2001


                                            Historical                  Pro-Forma
                                  -----------------------------  --------------------------
                                                  Dicom Imaging
                                     Reality      Systems, Inc.
                                  Networks, Inc.   (Unaudited)   Adjustments       Total
                                  --------------  -----------    -----------    -----------
Revenues                             $        --    $          --    $    --   $        --
Cost of revenues                              --               --         --            --
                                     -----------    -------------    -------   -----------

Gross margin                                  --               --         --            --
General and administrative               165,172               --         --       165,172
                                     -----------    -------------    -------   -----------

Net loss                             $   165,172    $          --    $    --   $   165,172
                                     ===========    =============    =======   ===========


Net loss per share:
  Basic and diluted                  $     (0.02)                              $     (0.02)
                                     ===========                               ===========


Weighted average shares outstanding:
  Basic and diluted                    8,000,000                                 9,000,000
                                     ===========                               ===========

                         REALITY WIRELESS NETWORKS, INC.
         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Pro-forma financial positions as of September 30, 2001 are presented as if Reality Wireless Networks, Inc. ("Reality") and Dicom Imaging Systems, Inc. ("Dicom") were combined at September 30, 2001.

On November 7, 2001, Reality entered into a share exchange agreement with Dicom and exchanged 100% of Reality shares for 8,000,000 shares of Dicom or 88.8% of Dicom. In connection with the merger, Dicom will change its name to Reality Wireless Networks, Inc. For accounting purposes this transaction was treated as an acquisition of Dicom and a recapitalization of the Reality. Reality is the accounting acquirer and the results of its operations carry over. Accordingly, the operations of Dicom are not carried over and are presented as $0.

The pro forma presentation and adjustments reflect the following items:

o Elimination of all equity accounts of Dicom, Reality is the accounting acquirer.

o The net liabilities of $455,389 assumed from Dicom in the merger are recorded as a debit to accumulated deficit.

After the merger, the Company will have 9,000,000 shares of common stock outstanding.

                                  EXHIBIT LIST


A.  FORM OF SHARE EXCHANGE AGREEMENT*

B.  FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION*

C.  FORM OF ARTICLES OF EXCHANGE*

D.  FORM OF REALITY NETWORKS, INC. 2001 STOCK OPTION PLAN*

E.  NEVADA STATUTES REGARDING RIGHTS OF DISSENTING OWNERS*


* Previously Filed